LOAN AGREEMENT THIS LOAN AGREEMENT (this “Loan Agreement”) is made and entered into this 26th day of October, 2022, by and between APLD – RATTLESNAKE DEN I, LLC, a Delaware limited liability company (the “Borrower”), VANTAGE BANK TEXAS, a Texas state bank (the “Bank”), and APPLIED BLOCKCHAIN, INC., a Nevada corporation (the “Guarantor”). WHEREAS, Borrower has requested that the Bank extend to Borrower the loan and credit facilities described herein; and WHEREAS, the Bank is prepared to extend such loan and credit facilities, in accordance with and subject to the terms and conditions set forth herein. NOW, THEREFORE, Borrower and Bank agree as follows: ARTICLE I Definitions 1.01 Defined Terms. The following capitalized terms shall have the following meanings: (a) “Advance” means a disbursement by Bank of any of the proceeds of the Loan (hereinafter defined). (b) “Affidavit of Borrower” means a sworn affidavit of Borrower (and such other parties as Bank may require) to the effect that all statements, invoices, bills and other expenses incident to the acquisition of the Land (hereinafter defined) and the construction of the Improvements (hereinafter defined), incurred to a specified date, whether or not specified in the Approved Budget (hereinafter defined), have been paid in full, except for: (i) amounts retained pursuant to a Construction Contract (hereinafter defined); and (ii) items to be paid from the proceeds of an Advance then being requested, or paid in another manner satisfactory to Bank. (c) “Affidavit of Commencement” means an affidavit to be executed by Borrower and Contractor (hereinafter defined) confirming the date construction of the Improvements commenced. (d) “Affidavit of Completion” means an affidavit to be executed by Borrower confirming the date on which the construction of the Improvements was substantially completed. (e) “Affiliate” means any individual or entity directly or indirectly controlling, controlled by or under common control with, another individual or entity. (f) “Applicable Bankruptcy Law” means the United States Bankruptcy Code or any other present or future insolvency, bankruptcy, liquidation, conservatorship,

2 reorganization or moratorium Governmental Requirement (hereinafter defined) or other similar Governmental Requirements. (g) “Application for Advance” means a written application by Borrower (and such other parties as Bank may require) to Bank, on a form approved by Bank, specifying by name, current address, and amount all parties to whom Borrower is obligated for labor, materials or services supplied for the construction of the Improvements and all other expenses incident to the Loan, the Land and the construction of the Improvements, requesting an Advance for the payment of such items, containing, if requested by Bank, an Affidavit of Borrower, accompanied by such documents as Bank may reasonably request. Each Advance shall be made in accordance with the Advance schedule mutually agreed upon by Borrower and Bank in the Approved Budget, and shall show the percentage of completion of construction and shall set forth in trade breakdown form and in such detail as may be required by Bank the amounts expended and/or costs incurred for work. (h) “Approved Budget” means a budget and cost itemization prepared by Borrower, and approved in writing by Bank, specifying the cost by item of: (i) all labor, materials and services necessary for the construction of the Improvements in accordance with the Plans (hereinafter defined) and all Governmental Requirements; and (ii) all other expenses anticipated by Borrower incident to the Loan and the construction of the Improvements. The Approved Budget is set forth in Exhibit “B”, which is attached hereto and incorporated herein for all purposes. (i) “Architect” means collectively, the architects, engineers, other professional consultants and planners, and firms, if any, with whom Borrower contracts for the providing of planning, design, architectural, engineering or other similar services relating to the construction of the Improvements. (j) “Architect’s Agreement” means a written agreement, in a form acceptable to the Bank, that is duly executed by Architect in favor of Bank: (i) consenting to the assignment and encumbrance hereunder of the Plans and of Borrower’s rights in the Architectural Contract (hereinafter defined), if any; (ii) agreeing to continue performance under the Architectural Contract, if any, at the request and for the benefit of Bank or its designee; (iii) certifying that the Plans comply with all Governmental Requirements; (iv) subordinating all Liens (hereinafter defined) and claims of Architect against the Land, the Improvements, Borrower and the Plans, to those of Bank under the Loan Documents (hereinafter defined); and (v) addressing such other matters as Bank may require. (k) “Architectural Contract” means a written agreement between Borrower and Architect for architectural services pertaining to construction of the Improvements. (l) “Capital Stock” means: (i) in the case of a corporation, capital stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock; (iii) in

3 the case of a partnership, partnership interests (whether general or limited); (iv) in the case of a limited liability company, membership interests; and (v) any other interest or participation that confers on a Person (hereinafter defined) the right to receive a share of the profits and losses of, or distributions of assets of the entity in question. (m) “Closing Date” means the date of this Loan Agreement. (n) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder. (o) “Collateral” means any and all real and personal property pledged as security for the Loan. (p) “Commitment Letter” means any loan commitment letter issued by the Bank to Borrower pertaining to the Loan. (q) “Completion Date” means April 13, 2023. (r) “Construction Advance” means any Advances made for payment of labor, materials, or services supplied for the construction of the Improvements. (s) “Construction Contract” means each agreement made by Borrower for construction of all or any part of the Improvements. (t) “Contractor” means each Person with whom Borrower makes a Construction Contract. (u) “Contractor’s Agreement” means a written agreement duly executed by Contractor in favor of Bank: (i) consenting to the assignment and encumbrance hereunder of the Construction Contract; (ii) agreeing to continue performance under the Construction Contract at the request and for the benefit of Bank or its designee; (iii) subordinating all liens, security interests and claims of Contractor against the Land or Borrower, to those of Bank under the Loan Documents; and (iv) addressing such other matters as Bank may require. (v) “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound. (w) “Deeds of Trust” means, collectively, all mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust or other security documents or instruments of a similar nature which create a Lien or security interest from time to time in, to or covering the Real Property Collateral (hereinafter defined), including any modifications, amendments, supplements, ratifications and restatements thereto.

4 (x) “Default” means any event or circumstance that constitutes an Event of Default (hereinafter defined) or, that with, the lapse of time, would (if not cured or otherwise remedied during such time) constitute an Event of Default. (y) “Distributions” means any dividend or other distribution (whether in cash or other tangible property) with respect to any Capital Stock or other equity interest of any entity or any payment (whether in cash or other tangible property) to any Person or Persons other than the Borrower, including any redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or other equity interest or of any option, warrant or other right to acquire any such Capital Stock or other equity interest. (z) “Environmental Laws” means any and all Federal, state, local and foreign Governmental Requirements, judgments, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of health and the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems. (aa) “Environmental Liability” means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, injunction, penalty or fine, cost of enforcement, cost of cleanup, removal, encapsulation or other remedial action, or any other cost or expense whatsoever, including, without limitation, reasonable attorneys’ fees and reimbursements, resulting from the violation of any Environmental Law or the existence of Hazardous Material (hereinafter defined) in violation of any Environmental Law. (bb) “Event of Default” has the meaning set forth in Article X hereof. (cc) “Financial Statements” means the financial statements and other financial information concerning the Borrower, the Guarantor and any other Obligated Party (hereinafter defined), as required under Section 9.01 hereof. (dd) “Governmental Authority” means the United States, the state, the county, the city or any other political subdivision in which the Real Property Collateral is located, and any court or political subdivision, agency or instrumentality having jurisdiction over Borrower or any Obligated Party. (ee) “Governmental Requirements” means all constitutions, statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Governmental Authority applicable to Borrower or any Obligated Party. (ff) “Guarantor” means any Person who executes a Guaranty in favor of Bank guarantying the repayment of the Loan.

5 (gg) “Guaranty” means a guaranty of the Loan executed by a Guarantor, in form and substance satisfactory to Bank, as the same may be amended, modified, restated, ratified, supplemented or replaced from time to time. (hh) “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law. (ii) “Improvements” means any and all buildings, covered garages, parking areas, structures and other improvements of any kind or nature, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Real Property Collateral or any part thereof. (jj) “Indebtedness” means, as to any Person at a particular time, without duplication: (i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; and (ii) all direct or contingent obligations of such Person arising under any leases or other agreements to which a person is a party. (kk) “Inspecting Person” means person or persons, whether one or more, designated by Bank from time to time, who may inspect the Improvements from time to time for the benefit of Bank. (ll) “IRS” means the United States Internal Revenue Service. (mm) “Land” means the real estate described in Exhibit “A”, which is attached hereto and incorporated herein for all purposes. (nn) “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing). (oo) “Loan” means the loan or loans described in Section 2.01 hereof. (pp) “Loan Documents” means this Loan Agreement, the Note, all Guaranties, all Deeds of Trust, all Security Agreements and such other documents, instruments and agreements, evidencing, securing or pertaining to the Loan, as will from time to time be executed and delivered to Bank by Borrower, any Guarantor, any Obligated Party, or any other party pursuant to this Loan Agreement, and any future amendments, restatements, modifications, ratifications, confirmations, extensions or supplements hereto or thereto.

6 (qq) “Margin Stock” has the meaning given thereto in Section 221.3(v) of Regulation U, promulgated by the Board of Governors of the Federal Reserve System, F.R.S. Reg. U, 12 C.F.R. part 221 (January 1, 1983 revision), as amended from time to time. (rr) “Material Adverse Change” means: (i) a material adverse change in, or a Material Adverse Effect (hereinafter defined) upon, the operations, business, prospects, properties, liabilities (actual or contingent), condition (financial or otherwise) of Borrower, a Guarantor and other Obligated Party taken as a whole; (ii) a material impairment of the ability of any Obligated Party to perform its obligations under any Loan Document to which it is a party; or (iii) a Material Adverse Effect upon the legality, validity, binding effect or enforceability against Borrower, the Guarantor or any other Obligated Party of any Loan Document to which it is a party or the rights of the Bank under any Loan Document. (ss) “Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of: (i) the financial condition, operations, business or properties of the Borrower; (ii) the financial condition, operations or properties of the Guarantor; (iii) the rights and remedies of the Bank under the Loan Documents, or the ability of the Borrower or Guarantor to perform their respective obligations under the Loan Documents to which it is a party, as applicable; or (iv) the legality, validity or enforceability of any Loan Document. (tt) “Monetary Default” means a Person’s failure, in whole or in part, to pay any amounts due on any indebtedness, after expiration of any applicable cure period. (uu) “Non-Monetary Default” means any Event of Default hereunder or any default or event of default under any other Loan Document other than a Monetary Default. (vv) “Note” means the promissory note evidencing the Loan and any renewals, extensions, modifications, re-financings, consolidations and substitutions thereof. (ww) “Obligated Party” means any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the Obligations. (xx) “Obligations” mean all present and future Indebtedness, obligations and liabilities of Borrower to Bank arising pursuant to the Loan, this Loan Agreement or any of the other Loan Documents or otherwise, and any renewals, extensions, increases, or amendments thereof, or any part thereof, regardless of whether such Indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several and including interest and fees that accrue after the

7 commencement by or against Borrower of any proceeding under any Applicable Bankruptcy Law naming Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. (yy) “Organizational Documents” mean as to: (i) a corporation: (A) copies of its articles or certificates of incorporation, including all amendments thereto, and a certificate of good standing; and (B) the bylaws or regulations of such entity certified by the secretary, manager or other appropriate representative of such entity; (ii) a partnership, a true copy of its partnership agreement, including all amendments thereto, certified by an officer of such partnership or by its general partner, together with (in the case of any limited partnership) copies of the certificates of limited partnerships and a certificate of good standing; and (iii) a limited liability company, a copy of its operating agreement, including all amendments thereto, certified by an officer of such limited liability company or by its managing member, and a copy of its articles or certificate of formation and a certificate of good standing. (zz) “Permitted Change” means a modification to the Plans, the Construction Contract or both which: (i) is not structural in nature; (ii) does not decrease the rentable area of the Improvements, or otherwise diminish the revenue generation capabilities of the Improvements; (iii) modifies the aggregate cost of constructing the Improvements (or causes a reallocation of costs within the Approved Budget) by less than Ten Thousand and No/100ths Dollars ($10,000.00) in the singular and less than Fifty Thousand and No/100ths Dollars ($50,000.00) in the aggregate with all prior Permitted Changes; (iv) does not cause the Improvements to be in violation of any Requirements of Law or restrictive covenants applicable to the Land; (v) is disclosed in, and described by, written notice to Bank (including a copy of any change order) no later than five (5) days following its implementation; (vi) has been approved by, to the extent applicable, any tenant as to all or a portion of the Improvements from whom consent is required; (vii) has been approved by, to the extend applicable, all sureties under payment or performance bonds, if any, covering the Construction Contract; and (viii) has been approved by any Governmental Authority from whom consent is required. (aaa) “Permitted Exceptions” means the matters approved by the Bank as permitted exceptions of title with respect to the Real Property Collateral and set forth as exceptions to title in the Title Insurance Policy approved by Bank. (bbb) “Permitted Liens” means the following: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action; (ii) Liens in favor of property owners’ associations securing payment of assessments or other charges, provided such Liens are subordinate to the Lien in favor of the Bank; (iii) the Permitted Exceptions and other easements, rights-of-way, restrictions, plats, declarations of covenants, conditions and restrictions, condominium declarations or similar encumbrances on the use of real property which do not interfere with the ordinary conduct of business of the Borrower or materially detract from the value or use of the Real Property Collateral; and (iv) any inchoate Liens of mechanics,

8 materialmen or material suppliers incurred in the ordinary course of business securing debt not yet due and payable. (ccc) “Person” means any individual, firm, corporation, association, partnership, joint venture, trust, entity, unincorporated organization or Governmental Authority. (ddd) “Personal Property Collateral” means the furniture, fixtures, equipment, machinery, goods, inventory, work in process, accounts receivable, general intangibles, contract rights and other personal property described in the Security Agreements securing this Loan. (eee) “Plans” means the final working drawings and specifications for the construction of the Improvements prepared by Architect and as modified or supplemented from time to time and approved by Bank, Borrower and, to the extent necessary, by each applicable Governmental Authority. (fff) “Real Property Collateral” means all of the real property covered by the Deeds of Trust which secure the Loan. (ggg) “Requirement of Law” means as to any entity, the Certificate of Formation or Articles of Incorporation, By-Laws, Partnership Agreement or Company Agreement, or other organizational or governing documents of such entity, and any law, treaty, rule or regulation, or determination, including without limitation all Environmental Laws, rules, regulations and determinations, of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its properly is subject. (hhh) “Security Agreements” means, collectively, any Security Agreement executed by Borrower or other Obligated Party, in form and substance satisfactory to Bank, creating a Lien in favor of Bank against the Personal Property Collateral, as each may be amended, modified, ratified, supplemented, restated or replaced from time to time. (iii) “Subordinated Debt” means any Indebtedness owing by Borrower which has been subordinated by written agreement to all Indebtedness now or hereafter owing by Borrower to Bank, such agreement to be in form and substance satisfactory to Bank. (jjj) “Survey” means a survey of the Real Property Collateral consisting of a plat and field notes, prepared by a Registered Professional Land Surveyor, acceptable to Bank, which survey will: (i) reflect the actual dimensions of the Real Property Collateral, the gross and net area of the said property, the location of any easements, rights-of-way, setback lines, encroachments or overlaps thereof or thereover and the outside boundary lines of any Improvements located thereon; (ii) identify by recording reference any easements, setback lines or other matters referred to in the title commitment related thereto; (iii) include the surveyor’s registration number and seal and the date of the

9 Survey; (iv) include a surveyor’s certificate acceptable to Bank; (v) reflect that the Real Property Collateral has access to and from a publicly dedicated street, roadway or highway; (vi) be sufficient to cause the title company to delete the “survey exception” in Schedule B of the Title Insurance Policy; and (vii) reflect the area within the Real Property Collateral that has been designated by the Federal Emergency Management Agency, the Army Corps of Engineers or any other governmental agency or body as being subject to special or increased flood hazards. (kkk) “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. (lll) “Title Insurance Policy” means the loan policy or policies of title insurance issued to the Bank insuring the validity and priority of the Bank’s Deed of Trust Liens against the Real Property Collateral and containing such endorsements as may be required by the Bank. (mmm)“UCC” means the Uniform Commercial Code of the State of Texas or of any other state having jurisdiction with respect to any of the rights and remedies of Bank under the Loan Documents, as amended. 1.02 Headings. The headings, captions and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and will not be deemed to limit, amplify or modify the terms of the Loan Documents nor to affect the meaning thereof. 1.03 Number and Gender of Words. Whenever herein the singular number is used, the same will include the plural where appropriate, and words of any gender will include each other gender where appropriate. ARTICLE II Description of Loan 2.01 Loan. Subject to the terms and conditions set forth in this Agreement and in other Loan Documents, the Bank agrees to make Borrower a Fifteen Million and No/100ths Dollars ($15,000,000.00) loan (the “Loan”). The Loan shall bear interest and be repayable as provided in the Note evidencing the Loan. 2.02 Purposes. The proceeds to the Loan shall be used for the following purposes: (a) for the construction of a 136,600 square feet data center, consisting of 16 separate buildings, on the Land; and (b) to provide funds for closing costs and fees related to the Loan. 2.03 Advances. Advances on the Loan shall be made in accordance with the provisions of Article IV hereof.

10 2.04 Security. The Loan shall be secured by one or more Deeds of Trust, Security Agreements, Assignments and other documents described in this Loan Agreement and in the Note covering the Collateral. ARTICLE III Conditions Precedent 3.01 Conditions to Closing and Funding of the Loan. The closing and funding of this Loan is subject to the satisfaction of the following conditions precedent on or before the Closing Date. (a) Note. Borrower shall have executed and delivered to Bank the Note payable to the Bank evidencing the Loan. (b) Loan Documents. This Loan Agreement and all other Loan Documents shall have been duly executed and delivered by Borrower, the Guarantor or any other Obligated Party, as applicable, to the Bank. (c) Legal Opinion of Counsel. If required, the Bank shall have received an executed written legal opinion of counsel to each of Borrower and Guarantor, which opinions shall be reasonably satisfactory to the Bank, addressed to the Bank and dated as of the Closing Date. (d) Authorizations. The Bank shall have received a copy of the respective resolutions (in form and substance reasonably satisfactory to the Bank) of the board of directors, members, managers, partners or other governing body of Borrower the Guarantor and any other Obligated Party, each resolution authorizing: (i) the execution, delivery and performance, of this Agreement and the other Loan Documents to which Borrower, the Guarantor, or other Obligated Party is a party, as the case may be; (ii) the consummation of the transactions contemplated hereby; and (iii) the borrowings herein provided for, all certified by the secretary, manager or other appropriate representative of the Borrower, the Guarantor or other Obligated Party as of the Closing Date. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the Closing Date. (e) Incumbency Certificates. The Bank shall have received a certificate of the secretary, manager or other appropriate representative of each of Borrower, the Guarantor or other Obligated Party, dated as of the Closing Date, as to the incumbency and signatures of the officer(s) (or other person(s) in a comparable position) of each entity executing the Loan Documents. (f) Organizational Documents. The Bank shall have received, with respect to any entity which is the Borrower, a Guarantor or other Obligated Party (and any general partner or managing member thereof) copies of the Organizational Documents for such entity.

11 (g) No Proceeding or Litigation; No Injunctive Relief. No action, suit or proceeding before any arbitrator or any Governmental Authority shall have been commenced, no investigation by any Governmental Authority shall have been commenced and no action, suit, proceeding or investigation by any Governmental Authority shall have been threatened in writing, against the Borrower or any of the officers, directors or managers of the Borrower, seeking to restrain, prevent or change the transactions contemplated by this Agreement in whole or in part or questioning the validity or legality of the transactions contemplated by this Agreement or seeking damages in connection with such transactions. (h) Consents, Licenses, Approvals, Etc. The Bank shall have received copies (certified to be such by the Borrower or other appropriate party) of all consents, licenses and approvals required in accordance with applicable law in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents, if the failure to obtain such consents, licenses or approvals, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and approvals obtained shall be in full force and effect and be satisfactory in form and substance to the Bank. (i) Compliance with Law. Neither the Borrower nor any Guarantor shall be in violation of any applicable statute, regulation or ordinance, including without limitation statutes, regulations or ordinances relating to environmental matters, of any governmental entity, or any agency thereof, in any respect that could reasonably be expected to have a Material Adverse Effect. (j) No Default. No Event of Default shall have occurred and be continuing hereunder. (k) No Material Adverse Change. There shall have been no Material Adverse Change in the financial condition of Borrower or any Guarantor. (l) Fees. The Borrower shall have paid the Bank all loan commitment fees, expenses and other sums due the Bank in connection with this Loan, as provided in the Commitment Letter, this Loan Agreement and/or the Loan Documents, including all attorneys’ fees incurred by the Bank in connection with this Loan. (m) Security Interests. The Bank shall have received satisfactory evidence that the Bank has a valid and perfected first priority security interest against all of the Personal Property Collateral, subject only to the Permitted Liens. (n) Required Approvals. The Bank shall have approved all of the following items pertaining to the completion of the Improvements: (i) the Plans for the Improvements; (ii) the Approved Budget; (iii) the Contractor selected by Borrower to construct the Improvements; (iv) all terms and provisions of the Construction Contract; and; (v) all outstanding third-party lease and sales contracts pertaining to the sale and/or leasing of the Improvements.

12 (o) Title Insurance Policy. The Bank shall have received a fully paid Title Insurance Policy or unconditional commitment for the issuance of a Title Insurance Policy in the amount of the Loan and in form and content acceptable to the Bank, insuring that the Lien created by the Deed of Trust against the Real Property Collateral constitutes a valid first lien against Borrower’s interest in said real property, free and clear of all defects and encumbrances except the Permitted Exceptions, and containing such endorsements as the Bank may reasonably request. (p) Curative Work. The Bank shall have received evidence that all curative title work required by the Bank with respect to the Real Property Collateral has been completed, and that Borrower has obtained all subordinations, waivers, assignments and third-party agreements required by the Bank. (q) Survey. If required, the Bank shall have received the Survey in a form acceptable to the Bank. (r) Insurance. The Bank shall have received binders of insurance evidencing that any insurance required by the Bank is in force, naming the Bank as additional insured, mortgagee or loss payee, as its interests appear, and otherwise on terms and conditions reasonably satisfactory to the Bank. (s) Environmental Conditions. The Bank shall have received evidence satisfactory to the Bank which confirms that the Real Property Collateral is free and clear of any Hazardous Materials. (t) Equity. The Bank shall have received evidence reasonably satisfactory to the Bank that the Borrower is in possession of any cash equity Borrower is required to maintain or expend in connection with this Loan. (u) Pre-leasing and Pre-sales Requirements. If required, Borrower shall have satisfied any pre-sales or pre-leasing requirements imposed by the Bank as a condition to closing this Loan. (v) Appraisal. The Bank shall have obtained an appraisal of the fair market value of the Collateral securing the Loan, which is acceptable to the Bank in all respects. Borrower will reimburse the Bank for the cost of the appraisal. (w) Other Closing Conditions. Borrower shall have satisfied all other closing conditions imposed by the Bank in connection with the Loan, including all conditions set forth in the Commitment Letter. ARTICLE IV Advances 4.01 Advances. The proceeds of the Loan shall be advanced as follows: (a) Two Hundred Thirty Thousand Six Hundred Ninety-Three and 37/100ths Dollars ($230,693.37) shall be

13 advanced for closing costs associated with this Loan; and (b) the remaining Fourteen Million Seven Hundred Sixty-Nine Thousand Three Hundred Six and 63/100ths Dollars ($14,769,306.63) shall be reserved and advanced for the completion of the construction of the Improvements, in accordance with Sections 4.02 and 4.03 and Exhibit “B” hereof. No portion of the Loan may be advanced after the Completion Date. 4.02 Construction Advances. The funding of any Advances for the construction of Improvements on the Land shall be subject to the following conditions and procedures: (a) Requests for Advances. Each Application for Advance shall be submitted by Borrower to Bank a reasonable time (but not less than five (5) business days) prior to the requested date of the Advance. Except as Bank may otherwise determine from time to time, each Advance will be made at Bank’s principal office. Each request for an Advance shall be in a form and substance acceptable to the Bank, and shall contain such information as Bank may request. (b) Advances. Advances will be made in sixteen (16) installments as each of the sixteen (16) buildings is completed and as Borrower receives a certificate of occupancy for the operation of each such building as a data center. Each installment shall be in an amount of not more than Nine Hundred Thirty-Seven Thousand Five Hundred and No/100ths Dollars ($937,500.00). Advances shall be made only for costs and expenses specified in the Approved Budget, and then only for work performed, services rendered or materials furnished. No Advance shall be made for advance or unearned payments. Advances for payment of costs of construction of the Improvements shall be made only after completion of each individual building included in the Improvements, as set forth above, and shall not exceed Nine Hundred Thirty-Seven Thousand Five Hundred and No/100ths Dollars ($937,500.00), which is based on the aggregate of: (i) the costs of labor, materials and services incorporated into the Improvements in a manner acceptable to Bank; plus (ii) if approved by Bank, the purchase price of all uninstalled materials to be utilized in the construction of the Improvements stored on the Land, or elsewhere with the written consent of and in a manner acceptable to Bank; less (iii) retainage, if any; and less (iv) all prior Advances for payment of costs of labor, materials and services for the construction of the Improvements. Without limitation of other conditions applicable thereto, the final Advance, including all retainage, will not be made until Bank has received the following: (x) evidence that an Affidavit of Completion was recorded in the real property records of the county in which the Land is located, more than thirty (30) days prior to the date on which the final Advance will be made; (xi) a completion certificate from the Inspecting Person, if any; (xii) evidence that all Governmental Requirements have been satisfied, including but not limited to, delivery to Bank of certificates of occupancy permitting the Improvements to be legally occupied; (xii) evidence that no mechanic’s or materialmen’s liens or other encumbrances have been filed and remain in effect against the Land; (xiv) final lien releases or waivers by Architect, Contractor and all subcontractors, materialmen and other parties who have supplied labor, materials or services for the construction of the Improvements, or who otherwise might be entitled to claim a contractual, statutory or constitutional lien against the Land; and (xv) if required by the Bank, an “as-built” Survey showing that the Improvements as completed do not encroach on any boundary line, easement, building setback line or other

14 restricted area. To the extent that the Improvements are divided into phases or identifiable segments, references in the preceding sentence to a final Advance shall include each final Advance with respect to such a phase or segment. (c) Conditions to each Advance. As conditions precedent to each Advance, including the first Advance, in addition to all other requirements herein, Borrower must satisfy the following requirements and, if required by Bank, deliver to Bank evidence of such satisfaction: (i) Each advance request shall be submitted to the Bank on an AIA Document G702 payment application form or other form acceptable to Bank. The Borrower and the Contractor must all certify to the accuracy of the information contained in each advance request. (ii) Each advance request shall be accompanied by such additional information as the Bank may reasonably request. (iii) There shall then exist no Event of Default nor shall there have occurred any event which with the giving of notice or the lapse of time, or both, could become an Event of Default. (iv) The representations and warranties made in this Loan Agreement shall be true and correct on and as of the date of each Advance, and the request for an Advance shall constitute the representation and warranty by Borrower that such representations and warranties are true and correct at such time. (v) The Title Insurance Policy shall be endorsed and extended, if required by Bank, to cover each Advance, with no additional title exceptions objectionable to Bank. (vi) Borrower shall procure and deliver to Bank, if required by Bank, releases or waivers of mechanic’s liens and receipted bills showing payment of all amounts due to all parties who have furnished materials or services or performed labor of any kind in connection with the construction of any of the Improvements. (vii) An inspection by and acceptable report from the Inspecting Person which approves any Advance for payment. Borrower will pay or reimburse the Bank for all amounts charged by the Inspecting Person to conduct these inspections. (viii) All amounts requested must be in line with the Approved Budget. Borrower shall be responsible for paying all cost overruns pertaining to the construction of the Improvements. (d) Approved Budget Allocations. The Bank shall not be obligated to make an Advance of an item allocated in the Approved Budget to the extent that the amount of the Advance of such item when added to the amount of prior Advances of such item would

15 exceed the amount allocated to such item in the Approved Budget. Bank reserves the right to make Advances which are allocated to any of the items in the Approved Budget for such other items therein or in such different proportions as Bank may, in its sole discretion, deem necessary or advisable. Borrower may not reallocate items of cost in or change the Approved Budget in excess of Five Thousand and No/100ths Dollars ($5,000.00) in any given instance or Fifty Thousand and No/100ths Dollars ($50,000.00) in the aggregate, without the prior written consent of Bank. (e) No Waiver. No Advance shall constitute a waiver of any condition precedent to the obligation of Bank to make any further Advance or preclude Bank from thereafter declaring the failure of Borrower to satisfy such condition precedent to be a Default. (f) Conditions Precedent for the Benefit of Bank. All conditions precedent to the obligation of Bank to make any Advance are imposed hereby solely for the benefit of Bank, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Bank will refuse to make any Advance in the absence of strict compliance with such conditions precedent. Any requirement of this Agreement may be waived by Bank, in whole or in part, at any time. Any requirement herein of submission of evidence of the existence or nonexistence of a fact means that the fact shall exist or not exist, as the case may be, and without waiving any condition or any obligation of Borrower, Bank may at all times independently establish to its satisfaction such existence or nonexistence. (g) Subordination. Bank shall not be obligated to make, and Borrower shall not be entitled to, any Advance until such time as Bank shall have received, to the extent requested by Bank, subordination agreements from Architect, Contractor and all other Persons furnishing labor, materials or services for the design or construction of the Improvements, subordinating to the lien of the Deed of Trust and the rights of Bank thereunder any lien, claim or charge they may have against Borrower or the Land. 4.03 Additional Conditions to Advances. In addition to the requirements in Section 4.02, each Advance is subject to the satisfaction of the following conditions precedent: (a) Representations and Warranties. The representations and warranties made by the Borrower in this Loan Agreement and any representations and warranties made by the Borrower which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects as of the date of any Advance. (b) No Default. No Default shall have occurred and be continuing as of the date of any Advance. (c) Compliance with Covenants. Borrower shall be in full compliance with all covenants and agreements imposed upon Borrower hereunder or under any of the other Loan Documents.

16 (d) Advance Requests. All requests for Advances must be in writing and submitted upon such form as the Bank may reasonably request. Any Advance request shall be accompanied by such other reports, borrowing base certificates and other information as the Bank may require. 4.04 Revolving Line of Credit. This Loan is not a revolving line of credit, meaning that Borrower may not re-borrow the proceeds of this Loan. No portion of the Loan may be advanced after the Completion Date. 4.05 Advance Account. Borrower shall inform Bank which account it maintains with Bank in which Advances made to Borrower hereunder shall be deposited. In the Event of Default, Bank shall have the right to utilize all funds in such account to cure such Event of Default or complete the construction of the Improvements, at Bank’s election. ARTICLE V Representations and Warranties In order to induce the Bank to enter into this Loan Agreement and to make the Loan to Borrower, Borrower hereby represents and warrants to the Bank that on the Closing Date and as of the date of any Advance hereunder: 5.01 Existence; Compliance with Law. Borrower: (a) is duly organized or formed, as appropriate, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as appropriate; (b) has the requisite corporate, partnership or limited liability company power and authority to conduct the business in which it is currently engaged; (c) is qualified as a foreign entity to do business under the laws of any jurisdiction, where the failure to so qualify could reasonably be expected to have a Material Adverse Effect; and (d) is in compliance with all Governmental Requirements except to the extent that the failure to comply therewith could not reasonably be expected to, in the aggregate, have a Material Adverse Effect. 5.02 Power; Authorization; Enforceable Obligations. Borrower has the corporate, partnership or limited liability company (as applicable) power and authority to make, deliver and perform the Loan Documents to which it is a party and (in the case of the Borrower) to borrow hereunder, and has taken all corporate or other action necessary to be taken by it to authorize: (a) the borrowings on the terms and conditions of this Agreement; and (b) the execution, delivery and performance of the Loan Documents to which it is a party. No consent, waiver or authorization of, or filing with any entity (including without limitation any Governmental Authority) is required to be made or obtained by the Borrower in connection with the borrowings hereunder. This Loan Agreement has been, and each Loan Document will be, duly executed and delivered on behalf of the Borrower, and this Loan Agreement constitutes, and each Loan Document when executed and delivered hereunder will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower, in accordance with its terms, subject to the effect, if any, of bankruptcy, insolvency, reorganization, arrangement or other similar laws relating to or affecting the rights of creditors generally and the limitations, if any, imposed by the general principles of equity and public policy.

17 5.03 No Legal Bar. The execution, delivery and performance of this Loan Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds of the Loan: (a) do not violate any Requirement of Law or Contractual Obligation of the Borrower; (b) do not contravene the articles of incorporation, charter, bylaws, partnership agreement, articles or certificate of formation, operating agreement or other organizational documents of the Borrower; and (c) do not result in, or require, the creation or imposition of any Lien on any of its properties or revenues except the Permitted Liens and the Collateral. 5.04 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or against any of its properties or revenues: (a) with respect to this Loan Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby; or (b) which could reasonably be expected to have a Material Adverse Effect. 5.05 Regulation U. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Loans will be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. If requested by the Bank, Borrower will furnish to the Bank a statement in conformity with the requirements of Federal Reserve Form U-l referred to in said Regulation U to the foregoing effect. 5.06 Disclosure. No representations or warranties made by the Borrower in this Agreement or in any other document furnished from time to time in connection herewith (as such other documents may be supplemented from time to time) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. 5.07 Environmental Representations. To the knowledge of Borrower, and except as otherwise disclosed by the Bank in writing: (a) the Real Property Collateral is currently free of all Hazardous Material which would violate any applicable Environmental Laws; (b) neither Borrower nor any other Obligated Party has ever caused or permitted any Hazardous Material to be placed, held, stored, located or disposed of on, under or at the Real Property Collateral, or any part thereof, in violation of any Environmental Law; (c) there are no underground storage tanks on any portion of the Real Property Collateral;

18 (d) the Borrower has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals required under Environmental Laws; (e) the Borrower has not received notice of, or has actual knowledge of any violations of any Environmental Law; (f) there has been no spill, release, threatened release, discharge or disposal of Hazardous Materials as to the Real Property Collateral; (g) The foregoing representations and warranties shall survive the payment in full or the performance of all Obligations. 5.08 Other Agreements. The Borrower is not in default in the performance, observance, or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to the business of the Borrower, taken as a whole, which would result in, or could reasonably be expected to result in, a Material Adverse Effect. 5.09 No Defaults on Outstanding Judgments or Orders. The Borrower has satisfied all unstayed and un-appealed judgments, and Borrower is not in default with respect to any judgment, or any material writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign applicable to the Borrower, except for defaults which could not reasonably be expected to result in a Material Adverse Effect. 5.10 Ownership and Liens. The Borrower or other Obligated Party has good and indefeasible title to all of the Personal Property Collateral. The security interest created by the Security Agreement constitutes a valid and perfected first and prior lien against the Personal Property Collateral, subject to no other liens, security interests or charges, except for the Permitted Exceptions and Permitted Liens. 5.11 Operation of Business. The Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, required to conduct its business substantially as now conducted and as presently proposed to be conducted and Borrower is not in violation of any valid rights of others with respect to any of the foregoing where the failure to possess such licenses, permits, franchises, patents, copyrights, trademarks, trade names or rights thereto or the violation of the valid rights of others with respect thereto, in any one case or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. 5.12 Taxes. All income tax liabilities or income tax obligations of the Borrower (other than those being contested in good faith by appropriate proceedings) have been paid or have been accrued by or reserved for by the Borrower. All ad valorem taxes assessed against the Collateral have been paid current.

19 5.13 Land. The Borrower or other Obligated Party possesses a good and indefeasible leasehold interest in the Real Property Collateral, subject only to the Permitted Exceptions, and true, correct and complete copies of each of the Permitted Exceptions have been delivered to Bank. Each of the Permitted Exceptions is in full force and effect. The Real Property Collateral abuts and has direct access to a public right-of-way. When constructed, no building or other Improvements will encroach upon any building line, setback line, side yard line or any easement, except as expressly permitted by applicable Governmental Authorities and approved in writing by the Bank or except as allowed by the Permitted Exceptions. The Real Property Collateral is taxed separately without regard to any other property and for all purposes the Real Property Collateral may be mortgaged, conveyed, and otherwise dealt with as an independent parcel. 5.14 Approval Parties. If new Improvements are to be constructed on the Real Property Collateral, Borrower has obtained all permits and approvals required to build the Improvements. 5.15 Condemnation; Casualty. There has been: (a) no notice of taking by eminent domain or condemnation of any portion of the Real Property Collateral; (b) no notice of taking by eminent domain or condemnation or relocation of any roadways abutting the Real Property Collateral, to the best of the Borrower’s knowledge, is contemplated by any Governmental Authority. No part of the Improvements has been damaged or injured as a result of any fire, explosion, accident, flood or other casualty which is not either fully restored or in the process of being restored in accordance with the terms of this Agreement. 5.16 Improvements. The existing Improvements, if any, and all Improvements that will be built with the proceeds of the Loan: (a) do not and will not violate any Governmental Requirements (including subdivision, zoning, building, environmental protection and wetlands protection laws); and (b) do not and will not violate any building permits, or violate, in any material respect, any restrictions of record, or any agreement affecting the Improvements or any part thereof. No portion of the Improvements will be located in an area having special flood hazards according to the flood hazard boundary maps used by the United States Department of Housing and Urban Development in connection with the National Flood Insurance Program. 5.17 Utilities. The Improvements have, or when constructed, will have adequate water and electrical supply, storm and sanitary sewerage facilities, other required public utilities, fire and police protection and means of appropriate access between the Improvements and public roads. Upon completion of the construction of the Improvements, the Borrower shall take all commercially reasonable actions to cause the constructed Improvements to comply with all Governmental Requirements. 5.18 Material Agreements. Borrower is not a party to any agreement or instrument or subject to any charter or other corporate restriction the performance of or compliance with which could reasonably be expected to have a Material Adverse Effect. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions which default has not been cured within any applicable cure periods, contained in: (a) any agreement to which it is a party, which default could reasonably be expected to have a Material

20 Adverse Effect; or (b) with respect to Borrower, any agreement or instrument evidencing or governing Indebtedness. 5.19 Financial Information. All financial information heretofore provided to the Bank concerning Borrower, the Guarantor and any other Obligated Party is true, accurate and complete. Since the date of any financial statement no Material Adverse Change has occurred with respect to Borrower, the Guarantor or to any other Obligated Party. 5.20 Commencement of Construction. Prior to the recordation of the Deed of Trust, no work of any kind (including the destruction or removal of any existing improvements, site work, clearing, grubbing, draining or fencing of the Land) shall have commenced or shall have been performed on the Land, no equipment or material shall have been delivered to or upon the Land for any purpose whatsoever, and no contract (or memorandum or affidavit thereof) for the supplying of labor, materials or services for the construction of the Improvements shall have been executed or recorded in any mechanic’s lien affidavit or other public records. ARTICLE VI Affirmative Covenants Until the Loan and all Obligations owing by Borrower to the Bank are fully paid and satisfied, Borrower agrees and covenants that it will: 6.01 Insurance. (a) Borrower shall at all times during the construction of the Improvements maintain builders’ risk insurance covering the Improvements. As and when the Improvements are completed, Borrower will purchase and maintain an all-risks casualty insurance insuring the Improvements against fire and other casualties. Borrower will also maintain flood insurance, if the Land is located in whole or in part in a flood zone, and windstorm insurance, if windstorm coverage is not included in the coverages provided under Borrower’s all risk casualty insurance policy. (b) Borrower will maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by persons engaged in the same or similar business, including but not limited to, commercial property insurance, all risks property damage, commercial general liability, worker’s compensation, business interruption and other insurance, of such types and in such amounts as are customarily carried under similar circumstances by similar businesses providing for not less than thirty (30) days’ prior notice to Bank of termination, lapse or cancellation of such insurance. Each insurance policy will name Bank as “additional insured” and “loss payee”, as applicable. Borrower will, and will cause each Obligated Party to, deliver to Bank upon Bank’s request, originals or certified copies of insurance policies, each in form and substance satisfactory to Bank. (c) Not later than fifteen (15) days before the expiration date of any such

21 insurance policy, Borrower shall deliver to Bank a binder of the insurer evidencing the renewal or replacement of that policy, with premiums fully paid for at least one (1) year together with (in the case of a renewal) a copy of all endorsements to the policy and not previously delivered to Bank, or (in the case of a replacement) an original or certified copy of the replacement policy. Borrower shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Bank evidence satisfactory to Bank of the timely payment thereof. Borrower shall at all times comply with the requirements of these insurance policies. (d) If Borrower fails to obtain and/or maintain the insurance required hereunder, or under the Loan Documents: (i) BORROWER WILL INDEMNIFY AND HOLD BANK HARMLESS FROM AND AGAINST ANY DAMAGE, LOSS, LIABILITY OR EXPENSE RESULTING FROM ALL RISKS THAT WOULD HAVE BEEN COVERED BY THE REQUIRED INSURANCE IF SO MAINTAINED; (ii) if any loss occurs, Bank shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Borrower, to the same extent as if it had been made payable to Bank; and (iii) Bank has the right (but not the obligation) to obtain such insurance at Borrower’s expense, which may at Bank’s election be coverage for Bank’s interest only, the costs and expenses so expended by Bank shall be due and payable by Borrower on demand and secured by the Loan Documents. If any property, title or other insurer becomes insolvent or subject to any bankruptcy, receivership or similar proceeding or if, in Bank’s reasonable opinion the financial responsibility of such insurer is or becomes inadequate, Borrower shall promptly obtain and deliver to Bank a like policy (or, if and to the extent permitted by Bank, a certified copy of the policy issued by another insurer acceptable to the Bank). (e) Bank has the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Land, and the costs and expenses (including reasonable attorneys’ fees), appraisal costs and consultant fees incurred by Bank in the adjustment and collection of insurance proceeds shall be due and payable by Borrower on demand and secured by the Loan Documents. Bank shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Borrower. (f) Borrower shall take all necessary action, with Bank’s consent, to collect any insurance proceeds lawfully or equitably payable to Borrower or Bank in connection with any loss of or damage to the Collateral, all of which shall be paid directly to Bank. Except as otherwise expressly provided herein or in the Loan Documents, any insurance proceeds collected as the result of any casualty shall, at Bank’s option and in its sole discretion, be: (i) released to Borrower; (ii) applied to repair or restore any damage to the Collateral; or (iii) applied against the balance then owing on the Loan. (g) Borrower shall complete the construction of the Improvements by the Completion Date.

22 6.02 Notices. Promptly notify the Bank: (a) of the occurrence of any Default; (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Change, including: (i) breach or non-performance of, or any default under, a contractual obligation of Borrower, a Guarantor or any other Obligated Party; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower, a Guarantor or any other Obligated Party and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Borrower, a Guarantor or any other Obligated Party; and (c) of any material change in accounting policies or financial reporting practices by Borrower or the Guarantor. Each notice pursuant to this Section 6.02 will describe any and all provisions of this Loan Agreement and any other Loan Document that have been breached or affected thereby. 6.03 Accounts and Records. Maintain a complete set of books and records for the Borrower. 6.04 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Governmental Requirements of the jurisdiction of its organization and each state in which it is qualified to do business; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Change. 6.05 Maintenance of Properties and the Improvements. (a) Maintain, preserve and protect the Improvements and all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Change; (c) use the standard of care typical in the industry in the operation and maintenance of its facilities;

23 (d) preserve or renew all of its registered patents, trademarks, trade names and service marks (including licenses thereof), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Change; and (e) faithfully comply with Borrower’s obligation under all agreements pertaining to the operation, maintenance and management of the Improvements. 6.06 Right of Inspection. Permit Bank to: (a) visit its properties and installations; (b) examine, audit and make and take away copies or reproductions of its books and records; and (c) discuss with its respective directors, partners, principal officers and independent auditors its respective businesses, assets, liabilities, financial positions, results of operations and business prospects, at all reasonable times, subject to the rights of any tenants leasing space in the Improvements. Borrower shall be responsible for the reasonable costs and expenses associated with such inspection. In addition, Borrower shall permit Bank and its designees from time to time to make such inspections and audits, and to obtain such confirmations or other information as Bank deems necessary or desirable and shall reimburse Bank on demand for all costs and expenses incurred by Bank in connection with such inspections and audits, provided that if an Event of Default has not occurred or is continuing, Bank shall not conduct such visits, inspections and audits more frequently than twice per calendar year. 6.07 Right to Additional Information. Furnish Bank, within fifteen (15) days after the Bank shall request it, such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower’s, a Guarantor’s financial condition, business operations and compliance with the terms of the Loan Documents as Bank may reasonably request from time to time. 6.08 Compliance with Governmental Requirements. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all Governmental Requirements applicable to its businesses, operations and property (including without limitation, all applicable Environmental Laws). 6.09 Taxes. Timely pay and discharge when due all of its Indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies, Liens and claims, of every kind and nature, imposed upon Borrower, the Guarantor or any of their properties, income or profits, prior to the earlier of the date on which such obligation would become delinquent or the date penalties would attach. Borrower will also promptly provide the Bank with evidence that all ad valorem taxes and assessments against the Real Property Collateral and the Personal Property Collateral have been paid in full prior to the due date for paying such ad valorem taxes. Notwithstanding the above, Borrower will not be required to pay and discharge any such assessment, tax, government charge, levy, Lien or claim so long as: (a) the legality of the same will be contested in good faith by appropriate judicial, administrative or other legal proceedings instituted with reasonable promptness and diligently conducted; and (b) Borrower has established on their books adequate reserves with respect to such contested assessment, tax, government charge, levy, Lien or claim.

24 6.10 Notice of Indebtedness. Promptly inform the Bank of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Loan Agreement or any other Loan Document. 6.11 Additional Documents. Execute and deliver, or cause to be executed and delivered, to Bank, from time to time as required by Bank, any and all other agreements, instruments and documents which Bank may reasonably request in order to provide the rights and remedies to Bank granted or provided for by the Loan Documents or give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents. 6.12 Updated Appraisals. Promptly reimburse the Bank for the cost of any updated appraisals obtained by the Bank from time to time to confirm the fair market value of the Collateral securing the Loan except Borrower shall not be obligated to reimburse the Bank for more than one updated appraisal in any one calendar year. 6.13 Pledge of Additional Collateral. If this Agreement or the other Loan Documents establish a loan to value requirement for this Loan, and if Borrower fails to comply with that loan to value requirement, Borrower will, upon demand, pledge additional collateral on the Loan which is satisfactory to the Bank in the Bank’s sole discretion to satisfy this loan to value requirement or Borrower shall prepay such part of the principal then owing on the Loan to comply with this loan to value requirement. 6.14 Primary Banking Relationship. Borrower will maintain all operating accounts related to the Improvements and the Land with Bank. To the extent Borrower has operating accounts related to the Improvements and the Land with another financial institution, upon execution of this Loan Agreement, Borrower will cause such accounts to be closed and shall move the funds from such accounts to operating accounts established with Bank. ARTICLE VII Negative Covenants Until the Loan and all Obligations owing by Borrower to the Bank are fully paid and satisfied, Borrower will not, without first obtaining the prior written consent of the Bank: 7.01 Nature of Business. Make any material change in the nature of its business as carried on as of the Closing Date. 7.02 Liquidations, Mergers, Consolidations. Become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or dissolve, liquidate or cease operations. 7.03 Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its assets, other than: (i) in the ordinary course of business; or (ii) as otherwise approved in the Loan Documents.

25 7.04 Sale and Leaseback. Enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person. 7.05 Liens. Create, incur or permit to exist any Lien or encumbrance on any of its assets, other than: (a) Liens and security interests securing Indebtedness owing to Bank; (b) Liens for taxes, assessments or similar charges that are: (i) not yet due; or (ii) being contested in good faith by appropriate proceedings and for which Borrower has established adequate reserves; and (c) Liens and security interests existing as of the Closing Date which have been disclosed to and approved by Bank in writing; and (d) any Permitted Liens. 7.06 Indebtedness. Create, incur, permit or assume any Indebtedness, other than: (a) Indebtedness to Bank; (b) Indebtedness outstanding on the Closing Date which has been disclosed to and approved by Bank in writing; and (c) other Indebtedness in an aggregate amount not to exceed Two Hundred Thousand and No/100ths Dollars ($200,000.00). 7.07 Transfer of Ownership. Permit the sale, pledge or other transfer of any of the ownership interests in Borrower. 7.08 Change in Management. Permit a change in the senior management of Borrower. 7.09 Restriction and Encumbrances. Impose any restrictive covenants, encumbrances, easements or restrictions or file any subdivision plats affecting the Real Property Collateral, without the prior written consent of the Bank. 7.10 Loans and Investments. Make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of, any Person involving amounts in excess of Two Hundred Thousand and No/100ths Dollars ($200,000.00). 7.11 Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower. 7.12 Dividends. If an Event of Default has occurred and is continuing, declare or pay any dividends on any shares of its Capital Stock, make any other Distributions with respect to any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of its Capital Stock. 7.13 Environmental Responsibilities. (a) cause or permit any Hazardous Materials to be placed, held, located, escaped, leaked, spilled, discharged, emitted, released or disposed of on, from, under or at

26 the Real Property Collateral and Improvements in violation of any Environmental Law; and (b) clean up or remove any Hazardous Materials placed, held, located, escaped, leaked, spilled, discharged, emitted, released or disposed of on, from, under or at the Real Property Collateral and Improvements, except in accordance with Environmental Laws. 7.14 Margin Stock. Use any portion of the proceeds of the Loans: (a) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the board of directors of the Person to be acquired; (b) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any “margin stock” within the meaning of Regulation T, U or X issued by the Board of Governors of the Federal Reserve System, as at any time amended; or (c) for any purpose in violation of any applicable law or regulation. 7.15 Hosting Agreements. The Borrower shall not enter into any hosting agreements with respect to the Collateral except to the extent such hosting agreements comply with the following terms and conditions: (a) Approval. Except for hosting agreements that are already executed or approved, the Borrower shall not enter into any hosting agreement with respect to the Improvements unless: (i) such hosting agreement does not materially differ from the form of hosting agreement previously approved by Bank; or (ii) if such hosting agreement does materially differ, then such hosting agreement is satisfactory to or deemed satisfactory to the Bank prior to execution. The Borrower’s standard form of hosting agreement, and any revisions thereto, must have the prior written approval of the Bank. Any hosting agreement shall be “deemed” satisfactory to the Bank to the extent: (i) such hosting agreement is in the form previously approved by the Bank, with no material deviations except as approved in writing by the Bank in its reasonable discretion; (ii) such hosting agreement is entered into in the ordinary course of business with a bona fide third-party customer, and the Borrower, acting in good faith and exercising due diligence, has determined that the customer is financially capable of performing its obligations under the hosting agreement; (iii) a copy of any hosting agreement with monthly rent in excess of Twenty-Five Thousand and No/100ths Dollars ($25,000.00) is received by the Bank within fifteen (15) days after execution; (iv) such hosting agreement reflects an arm’s-length transaction; and

27 (v) such hosting agreement is expressly subordinate to the Bank’s lien. The Borrower shall provide to the Bank a correct and complete copy of each hosting agreement, including any exhibits, and each guarantee thereof (if any), prior to execution unless the hosting agreement in question is satisfactory to the Bank under the preceding requirements. The Borrower shall, throughout the term of this Loan Agreement, pay all reasonable costs incurred by the Bank in connection with the Bank’s review and approval of hosting agreements and each guarantee thereof (if any), including reasonable attorneys’ fees and costs. (b) Effect of Approval. No approval of any hosting agreement by the Bank shall be for any purpose other than to protect the Bank’s security, and to preserve the Bank’s rights under the Loan Documents. No approval by the Bank shall result in a waiver of any default of the Borrower. In no event shall any approval by the Bank of a hosting agreement be a representation of any kind, with regard to the hosting agreement or its adequacy or enforceability, or the financial capacity of any customer or guarantor. ARTICLE VIII Covenants Regarding Construction 8.01 Compliance with Governmental Requirements. All Governmental Requirements shall be timely complied with and evidence thereof delivered to Bank. Borrower assumes full responsibility for the compliance of the Plans for the development and completion of the Improvements with all Governmental Requirements and with sound building and engineering practices, and notwithstanding any approvals by Bank, Bank shall have no obligation or responsibility for the Plans or any other matter incident to the construction of the Improvements. 8.02 Construction Contracts. Borrower shall become party to no contract, including any Construction Contract, for the performance of any work on the Land or for the supplying of any labor, materials or services for the construction of the Improvements except upon such terms and with such parties as shall be approved in writing by Bank. Each Construction Contract shall provide that all liens, claims and charges of Contractor are subordinate to the Deed of Trust and the rights of Bank thereunder and shall require all subcontracts to contain a provision subordinating the subcontractors’ liens, claims and charges to the Deed of Trust and the rights of Bank thereunder. 8.03 Utilities; Access. Borrower shall take all steps necessary to provide that: (a) all utility services necessary for the construction of the Improvements and the operation thereof for their intended purposes are available for connection to the Improvements, including water supply, storm and sanitary sewer facilities, and gas, electric and telephone facilities; and (b) either all roads necessary for access to and from the Land have been completed or the necessary rights of way therefor have been acquired by the appropriate Governmental Authority or dedicated to the public use and accepted by such Governmental Authority, and all necessary steps have been taken by Borrower and such Governmental Authority to assure the complete construction and installation thereof prior to the Completion Date. 8.04 Construction of the Improvements. The construction of the Improvements shall be

28 prosecuted with diligence and continuity in a good and workmanlike manner and in accordance with sound building and engineering practices, all applicable Governmental Requirements and the Plans, and shall be completed by the Completion Date. Once construction of the Improvements commences, Borrower shall not permit cessation of work for a period in excess of 30 days, except cessation for not more than 60 days in the aggregate caused by acts of God or other causes not within the control of Borrower, without the prior written consent of Bank. 8.05 Correction of Defects. Borrower shall correct or cause to be corrected: (a) any defect in the Improvements; (b) any material departure in the construction of the Improvements from the Plans, Governmental Requirements or the requirements of any lease, if applicable; or (c) any encroachment by any part of the Improvements or any structure located on the Land on any building line, easement, property line, or restricted area. 8.06 Storage of Materials. Borrower shall cause all materials supplied for, or intended to be utilized in, the construction of the Improvements, but not affixed to or incorporated into the Improvements or the Land, to be stored on the Land or at such other location as may be approved by Bank in writing, with adequate safeguards, as required by Bank, to prevent and insure against loss, theft, damage or commingling with other materials or projects. With respect to materials not stored on the Land, Borrower shall execute and deliver such financing statements and security agreements as Bank shall require to evidence and perfect Bank’s security interest therein. 8.07 Inspection of the Land. Borrower shall permit Bank, Inspecting Person, any Governmental Authority and their agents and representatives at all reasonable times to enter upon the Land and any location where materials intended to be utilized in the construction of the Improvements are stored. 8.08 Notices by Governmental Authority; Property Damage. Borrower shall timely comply with and promptly furnish to Bank true and complete copies of any notice or claim by any Governmental Authority pertaining to the Land. Borrower shall promptly notify Bank of any fire or other Land damage or any notice of taking or eminent domain action or proceeding affecting the Land. Borrower shall maintain the insurance policies required hereunder in full force and effect until the Obligation is fully paid and performed. 8.09 Application of Advances. Borrower shall disburse each Advance for payment of costs and expenses specified in the Approved Budget and for no other purpose. 8.10 Cost Overages. If from time to time Bank reasonably determines that the unadvanced portion of the Loan will be insufficient for payment in full of: (a) costs of labor, materials and services required for the construction of the Improvements; (b) other costs and expenses specified in the Approved Budget; and (c) other costs and expenses required to be paid in connection with the construction of the Improvements in accordance with the Plans, any Governmental Requirements, then Borrower shall, on request of the Bank, deposit an amount equal to any projected shortfall into a construction account to be maintained at the Bank by Borrower. Bank may advance all or a portion of these funds prior to approving and funding any further Advance on the Loan.

29 8.11 Direct Disbursement and Application by Bank. Bank shall have the right, but not the obligation, to disburse and apply directly the proceeds of any Advance to the satisfaction of any of Borrower’s obligations hereunder. Any Advance by Bank for such purpose shall be part of the Loan and shall be secured by the Loan Documents. Borrower hereby authorizes Bank to hold, use, disburse and apply the Loan and any funds on deposit in its accounts with Bank for payment of costs of construction of the Improvements, expenses incident to the Loan and the payment or performance of any obligation of Borrower hereunder. Borrower hereby assigns and pledges the proceeds of the Loan and the amounts now or hereafter on deposit in in its accounts with Bank and grants therein a security interest to Bank for such purposes. Bank may advance and incur such expenses as Bank reasonably deems necessary to preserve the Land and any other security for the Loan, and such expenses shall be secured by the Loan Documents and payable to Bank upon demand. 8.12 No Liability of Bank. Bank shall have no liability, obligation or responsibility with respect to the construction of the Improvements except to advance the Loan pursuant to this Agreement. Bank shall not be obligated to inspect the Land or the construction of the Improvements, nor be liable for: (a) the adequacy or content of any Construction Contract; (b) the performance or default of Borrower, Architect, Inspecting Person, Contractor or any other party; (c) any failure to construct, complete, protect or insure the Improvements; (d) the payment of costs of labor, materials or services supplied for the construction of the Improvements; or (e) the performance of any obligation of Borrower. Nothing, including without limitation any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Bank. Further, Bank shall not have, and has not assumed, and by its execution and acceptance of this Agreement hereby expressly disclaims any liability or responsibility for the payment or performance of any indebtedness or obligation of Borrower or of any Guarantor, and no term or condition hereof, or of any of the Loan Documents, shall be construed otherwise. Borrower hereby expressly acknowledges that no term or condition hereof, or of any of the Loan Documents, shall be construed so as to deem the relationship between Borrower, any Guarantor, and Bank to be other than that of borrower, guarantor and Bank, and Borrower shall at all times represent that the relationship between Borrower, any Guarantor and Bank is solely that of borrower, guarantor and Bank. Borrower hereby indemnifies and agrees to hold Bank harmless from and against any liability, loss, cost or expense incurred or suffered by Bank as a result of any assertion or claim of any liability or responsibility of Bank for the payment or performance of any indebtedness or obligation of Borrower or of any Guarantor. 8.13 Assignment of Construction Contracts. As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Bank all of Borrower’s rights and interest, but not its obligations, in, under and to each Construction Contract upon the following terms and conditions: (a) Borrower represents and warrants that the copy of each Construction Contract it will furnish to Bank is a true and complete copy thereof, including all amendments thereto, if any, and that Borrower's interest therein is not subject to any claim, setoff or encumbrance.

30 (b) Neither this assignment nor any action by Bank shall constitute an assumption by Bank of any obligations under any Construction Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under each Construction Contract. Borrower agrees to indemnify and hold Bank harmless against and from any loss, cost, liability or expense (including but not limited to, reasonable attorneys’ fees) resulting from any failure of Borrower to so perform. (c) Bank shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Bank may at any time determine to be necessary or advisable to cure any default under any Construction Contract or to protect the rights of Borrower or Bank thereunder. Bank shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, and Borrower agrees to indemnify and hold Bank harmless against and from any loss, cost, liability or expense (including but not limited to reasonable attorneys’ fees) incurred in connection with any such action, except to the extent caused by the gross negligence or willful misconduct of the Bank. (d) Borrower hereby irrevocably constitutes and appoints Bank as Borrower’s attorney-in-fact, in Borrower’s or Bank’s name, to enforce all rights of Borrower under each Construction Contract. (e) Prior to the occurrence of a Default, Borrower shall have the right to exercise its rights as owner under each Construction Contract, provided that Borrower shall not cancel or amend any Construction Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Bank. (f) This assignment shall inure to the benefit of Bank and its successors and assigns, any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Land and any corporation formed by or on behalf of Bank which assumes Bank’s rights and obligations under this Agreement. 8.14 Payment of Claims. Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Land and the construction of the Improvements, and Borrower shall keep the Land free and clear of any liens, charges or claims other than the lien of the Deed of Trust, the Permitted Liens and other liens, if any, approved in writing by Bank. 8.15 Restrictions and Annexation. Borrower shall not impose any restrictive covenants or encumbrances upon the Land, execute or file any subdivision plat affecting the Land or consent to the annexation of the Land to any city, without the prior written consent of Bank. 8.16 Changes. Borrower shall not issue any change orders or make any changes to the Approved Budget without the prior written consent of Bank. No approval by Bank of any change order shall make Bank responsible for the adequacy, form or content of any such change order.

31 ARTICLE IX Financial Reporting and Financial Covenants Until the Loan and all Obligations owing by Borrower to the Bank are fully paid and satisfied, Borrower will comply with the following financial covenants. 9.01 Financial Information. Furnish the Bank the following financial information: (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each fiscal year, Borrower will provide the Bank with a copy of Borrower’s annual year-end financial statements, said financial statements to be in a form and substance acceptable to the Bank in all respects. (b) Guarantor’s Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each calendar year, Guarantor shall provide the Bank with a copy of Guarantor’s financial and cash flow statements, said statements to be dated as of the end of each calendar year, and shall be in a form and substance acceptable to the Bank in all respects. (c) Interim Financial Statements. Within forty-five (45) days after the end of each fiscal quarter, Borrower and Guarantor will provide the Bank with a copy of Borrower’s and Guarantor’s respective unaudited financial statements, said financial statements to be in a form and substance acceptable to the Bank in all respects. (d) Tax Returns. Copies of Borrower’s and Guarantor’s income tax returns (federal and state, and including any applicable extension request), said returns and extension requests to be provided within thirty (30) days after the applicable filing date for the tax reporting period thereof and shall be prepared by a tax professional satisfactory to Bank. (e) Rent Rolls. Within thirty (30) days after every June 30th and December 31st, Borrower will provide the Bank with a current rent roll for the Improvements containing the names and addresses of each tenant leasing space and/or each party subject to a Hosting Agreement, in the Improvements, the amount of rent and any security deposit paid by each tenant and whether each lease is current or not. (f) Other. Borrower shall provide such other financial information and reports as the Bank may reasonably request from time to time, including rent rolls, sales status reports, borrowing base reports, compliance certifications and other like reports pertaining to the financial condition of the Borrower and the Guarantor and the Collateral securing this Loan.

32 ARTICLE X Events of Default and Remedies 10.01 Events of Default. Each of the following will constitute an “Event of Default” under this Loan Agreement: (a) The failure, refusal or neglect of Borrower to pay when due any part of the principal of, or interest due on the Loan or any other Indebtedness Borrower now or hereafter owes the Bank. (b) The failure of Borrower, a Guarantor or any other Obligated Party to timely and properly observe, keep or perform any covenant, agreement or condition required herein or in any of the other Loan Documents. (c) Any representation or warranty contained herein, in any of the other Loan Documents or in any other document ever delivered by Borrower, a Guarantor or any Obligated Party to Bank in connection with the Loan is false, misleading, erroneous or breached in any material respect. (d) If Borrower, a Guarantor or any Obligated Party: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to or is unable to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the Applicable Bankruptcy Laws or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any Property of such party; or (vi) fails to pay within thirty (30) days any final money judgment against such party. (e) A levy against the Collateral or any part thereof, or against any material portion of Borrower’s other property, or any execution, garnishment, attachment, sequestration or other writ or similar proceeding which is not permanently dismissed or discharged within thirty (30) days after such levy. (f) Abandonment of any portion of the Collateral or of any material portion of any of the other property of Borrower or any Obligated Party. (g) The dissolution, liquidation, termination or forfeiture of the right to do business of Borrower, a Guarantor or any Obligated Party, or if Borrower, a Guarantor or

33 any Obligated Party is an individual, the death or disability of the Borrower, a Guarantor or any other Obligated Party. (h) An inability of Borrower to satisfy any condition specified herein as precedent to the obligation of Bank to make an Advance. (i) Borrower, a Guarantor or other Obligated Party shall have: (i) concealed, removed or permitted to be concealed or removed any part of its property or assets with the intent to hinder, delay or defraud any of its creditors; (ii) made or suffered a transfer of any of its property assets which may be fraudulent under any bankruptcy, fraudulent conveyance or similar Governmental Requirement; or (iii) suffered or permitted while insolvent (under any applicable definition of the term) any creditor to obtain a Lien upon any of its property or assets through legal proceedings or distraint which Lien is not permanently vacated within thirty (30) days. (j) The occurrence of any event or condition which results in, or with notice or lapse of time or both could result in, a default in the payment of any Indebtedness of Borrower, a Guarantor or other Obligated Party to any Person other than Bank, excluding any Indebtedness or obligation not exceeding, individually or in the aggregate, Two Hundred Thousand and No/100ths Dollars ($200,000.00). (k) The occurrence of a Material Adverse Change. (l) The occurrence of any default under any other documents evidencing or securing any other Indebtedness the Borrower now or hereafter owes the Bank. (m) The issuance or entry of any attachment or other Lien (other than Bank’s Lien against the Collateral) against any of the property and assets of Borrower for an amount in excess of Two Hundred Thousand and No/100ths Dollars ($200,000.00), if undischarged, unbonded or undismissed within thirty (30) days after such entry. (n) Any Loan Document or any provision thereof ceases to be in full force and effect, Borrower or any Obligated Party or any other Person contests the validity or enforceability of any Loan Document or any provision thereof or Borrower or any Obligated Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof. (o) After commencement of construction of the Improvements, the cessation of the construction of the Improvements for more than ten (10) days without the written consent of Bank, except cessation for not more than thirty (30) days in the aggregate caused by acts of God or other causes not within the control of Borrower. A failure of the construction of any part of the Improvements, or of any of the materials, articles or fixtures supplied for incorporation into the construction of the Improvements, to comply with the Plans or any Governmental Requirement.

34 (p) Borrower defaults under any term of the Ground Lease between Borrower and E.D.B., Ltd., for the lease of the Land, or otherwise loses or forfeits its rights to its leasehold interest for the Land. Nothing contained in this Loan Agreement will be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default will be cumulative. 10.02 Cure Periods. The occurrence of any Non-Monetary Defaults listed in Sections 10.01(c), (g), (i), (m), (n) and (p) (“No Notice Defaults”) shall constitute an Event of Default immediately upon the occurrence of the event constituting such default. The occurrence of any Monetary Defaults under Sections 10.01(a) or (j) shall constitute an Event of Default if the Bank shall declare such occurrence as an Event of Default and notifies Borrower in writing of same, and Borrower shall fail to cure such Events of Default within ten (10) calendar days following notice from the Bank. The occurrence of any other Non-Monetary Default shall constitute an Event of Default hereunder if the Bank shall declare such occurrence as an Event of Default and notifies Borrower in writing of same, and Borrower shall fail to cure such Event of Default, within thirty (30) calendar days following notice from the Bank. 10.03 Remedies. Upon the occurrence of any Event of Default and after the passage of any applicable time period: (a) the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other Indebtedness owing to Bank by Borrower at such time will, at the option of Bank, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower; (b) Bank may, at its option, cease further Advances on the Loan; (c) reduce any claim to judgment; and (d) exercise any and all rights and remedies afforded by any of the Loan Documents, or by law or equity or otherwise, as Bank will deem appropriate. All rights and remedies of Bank set forth in this Loan Agreement and in any of the other Loan Documents may be exercised by Bank at its option and in its sole discretion, upon the occurrence of an Event of Default. 10.04 Right of Setoff. If an Event of Default shall have occurred and be continuing, Bank and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent not prohibited by applicable Governmental Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Bank or any such Affiliate against the Indebtedness owing hereunder. The rights of Bank and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that Bank or its Affiliates may have. Bank agrees to notify Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. 10.05 Performance by Bank. Should any covenant, duty, or agreement of any Obligated Party fail to be performed in accordance with the terms of the Loan Documents, Bank may, at its option, perform, or attempt to perform, such covenant, duty or agreement on behalf of any

35 Obligated Party. In such event, Borrower will pay to Bank on demand any amount expended by Bank in such performance or attempted performance, together with interest thereon at the rate provided in the Note for past-due payments from the date of such expenditure by Bank until paid. Notwithstanding the foregoing, it is expressly understood that Bank does not assume and will never have any liability or responsibility for the performance of any duties of Borrower hereunder. 10.06 Rights Cumulative; Election of Remedies. All rights and remedies of Bank under the terms of this Loan Agreement will be cumulative of, and in addition to, the rights and remedies of Bank under any and all other agreements between Borrower and Bank (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights and remedies now or hereafter held by Bank under the terms of any other agreement. Such rights and remedies may be pursued separately, successively or concurrently against Borrower, or any Obligated Party or any Property covered under the Loan Documents at the sole discretion of Bank. The exercise or failure to exercise any of the same will not constitute a waiver or release thereof or of any other Right, and the same will be nonexclusive. 10.07 Waiver of Deficiency Statute. In the event an interest in any of the Real Property Collateral is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Borrower agrees, notwithstanding the provisions of Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent not prohibited by Governmental Requirements, that Bank shall be entitled to seek a deficiency judgment from Borrower, the Guarantor and any other Obligated Party equal to the difference between the Obligations and the amount for which the Real Property Collateral was sold pursuant to judicial or nonjudicial foreclosure sale. Borrower acknowledges and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Real Property Collateral for purposes of calculating deficiencies owed by Borrower, the Guarantor and the other Obligated Parties against whom recovery of a deficiency is sought. ARTICLE XI Miscellaneous 11.01 Waiver and Agreement. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege herein or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by any Obligated Party therefrom will be effective unless the same will be in writing and signed by Bank, and then will be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents will be valid or effective unless the same is signed by the party against whom it is sought to be enforced. 11.02 Benefits. This Loan Agreement will be binding upon and inure to the benefit of Bank and Borrower, and their respective successors and assigns, provided, however, that

36 Borrower may not, without the prior written consent of Bank, assign or encumber any interests, rights, remedies, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents. 11.03 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or electronic communication as follows: If to the Borrower, to: APLD - Rattlesnake Den I, LLC, a Delaware limited liability company Attention: Wesley Cummins 3811 Turtle Creek Blvd., # 2100 Dallas, Texas 75219 If to the Guarantor, to: Applied Blockchain, Inc., a Nevada corporation Attention: Wesley Cummins 3811 Turtle Creek Blvd., # 2100 Dallas, Texas 75219 If to the Bank, to: Vantage Bank Texas, a Texas state bank Attention: James R. Luttrell 4520 Camp Bowie Blvd. Fort Worth, Texas 76107. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications shall be effective as provided in Section 11.03(b). (b) Unless the Bank otherwise prescribes: (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient; and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing Section 11.03(b)(i) of notification that such notice or communication is available and identifying the website address therefor.

37 (c) Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. 11.04 Continuation and Survival. All covenants, agreements, representations and warranties made in or pursuant to this Loan Agreement and the other Loan Documents will be deemed continuing and made at and as of the date of this Loan Agreement and at and as of all times thereafter. All statements contained in any certificate, financial statement, legal opinion or other instrument delivered by or on behalf of Borrower, the Guarantor or other Obligated Party pursuant to or in connection with any of the Loan Documents will constitute additional representations and warranties made under this Loan Agreement. All covenants, agreements, representations and warranties made in or pursuant to this Loan Agreement and the other Loan Documents will survive until payment in full of all sums owing and performance of all other obligations hereunder by Borrower to Bank and will not be waived by the execution and delivery of this Loan Agreement, any Advance, completion of construction or development of the Improvements, any investigation by Bank or any other event except a specific written waiver by Bank. 11.05 Usury. The parties hereto intend to conform strictly to the applicable Governmental Requirements pertaining to usury. In no event, whether by reason of demand for payment or acceleration of the maturity of the Obligations or otherwise, will the interest contracted for, charged or received by Bank hereunder or otherwise exceed the maximum amount permissible under applicable Governmental Requirements. If, from any circumstance whatsoever, interest would otherwise be payable to Bank in excess of the maximum lawful amount, the interest payable to Bank will be reduced automatically to the maximum amount permitted under applicable Governmental Requirements. If Bank will ever receive anything of value deemed interest under applicable Governmental Requirements which would apart from this provision be in excess of the maximum lawful amount, an amount equal to any amount which would have been excessive interest will be applied to the reduction of the principal amount owing on the Obligations in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid principal balance of the Obligations, such excess will be refunded to Borrower. The interest and any other amounts that would have been payable in respect of any portion of the Obligations or during any period but were not payable as a result of the operation of this Section 11.05 shall be cumulated and the interest and other amounts on any other portion of the Obligations or periods shall be increased (but not above the maximum amount permitted under applicable Governmental Requirement) until such cumulated amount shall have been received by Bank. All interest paid or agreed to be paid to Bank will, to the extent permitted by applicable Governmental Requirements, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such Indebtedness so that the amount of interest on account of such Indebtedness does not exceed the maximum permitted by applicable Governmental Requirements. The provisions of this Section 11.05 will control all existing and future agreements between Borrower and Bank. 11.06 No Third-Party Beneficiary. This Loan Agreement is for the sole benefit of Bank and Borrower and is not for the benefit of any third party.

38 11.07 Bank’s Consent or Approval. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of judgment of Bank is required, the granting or denial of such approval or consent and the exercise of such judgment will be: (a) within the sole discretion of Bank; and (b) deemed to have been given only by a specific writing intended for the purpose and executed by Bank. Each provision for consent, approval, inspection, review or verification by Bank is for Bank’s own purposes and benefit only. 11.08 Applicable Governmental Requirements. This Loan Agreement and the other Loan Documents have been executed and delivered in the State of Texas, are performable in Tarrant County, Texas, and will be governed by and construed in accordance with the Governmental Requirements of the State of Texas and the Governmental Requirements of the United States applicable to transactions within the State of Texas. Except to the extent that the Governmental Requirements of the United States may apply to the terms hereof, the substantive Governmental Requirements of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Loan Agreement and the other Loan Documents. In the event of a dispute involving this Loan Agreement, any other Loan Document or any other instrument executed in connection herewith, Borrower irrevocably agrees that, except as set forth in Section 11.09, venue for such dispute shall lie in any court of competent jurisdiction in Tarrant County, Texas. 11.09 ARBITRATION. THE PARTIES FURTHER AGREE AS FOLLOWS: (a) UPON WRITTEN NOTICE BY BANK OR BORROWER TO THE OTHER, ANY AND ALL CONTROVERSIES BETWEEN THE PARTIES SHALL BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ASSOCIATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN EFFECT AT THE TIME OF FILING, UNLESS THE COMMERCIAL ARBITRATION RULES CONFLICT WITH THIS PROVISION, AND IN SUCH EVENT THE TERMS OF THIS PROVISION SHALL CONTROL. ANY ARBITRATION HEREUNDER SHALL BE BEFORE AT LEAST THREE ARBITRATORS ASSOCIATED WITH THE AMERICAN ARBITRATION ASSOCIATION AND SELECTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE AWARD OF THE ARBITRATORS, OR A MAJORITY OF THEM, SHALL BE FINAL, AND JUDGEMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION. ERRORS OF LAW SHALL BE AN ADDITIONAL GROUND FOR VACATING OF AN AWARD RENDERED PURSUANT TO THIS PROVISION. (b) ARBITRABLE DISPUTES INCLUDE ANY AND ALL CONTROVERSIES OR CLAIMS BETWEEN THE PARTIES OF WHATEVER TYPE OR MANNER, INCLUDING WITHOUT

39 LIMITATION, ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY PROPOSED OR ACTUAL LOAN OR EXTENSION OF CREDIT, ALL PAST, PRESENT AND/OR FUTURE AGREEMENTS INVOLVING THE PARTIES, ANY TRANSACTIONS BETWEEN OR INVOLVING THE PARTIES, AND/OR ANY ASPECT OF ANY PAST OR PRESENT RELATIONSHIP OF THE PARTIES, WHETHER BANKING OR OTHERWISE, SPECIFICALLY INCLUDING ANY ALLEGED TORT COMMITTED BY ANY PARTY. (c) DEPOSITIONS MAY BE TAKEN AND OTHER DISCOVERY OBTAINED IN ANY ARBITRATION UNDER THIS PROVISION. WITHIN THIRTY (30) DAYS OF THE DATE A RESPONSIVE PLEADING IS FILED IN AN ARBITRATION PROCEEDING HEREUNDER, ALL PARTIES SHALL SERVE ON ALL OTHER PARTIES AN INITIAL DISCLOSURE AS WOULD BE REQUIRED BY RULE 26, FEDERAL RULES OF CIVIL PROCEDURE. (d) FOR THE PURPOSES OF THIS PROVISION, “THE PARTIES” MEANS GRANTORS, BENEFICIARY, TRUSTEE, BANK AND EACH OF THEM, AND ALL PERSONS AND ENTITIES SIGNING THIS AGREEMENT OR ANY OTHER AGREEMENTS, SECURITY INSTRUMENTS AND/OR GUARANTEES EXECUTED HERETOFORE OR CONTEMPORANEOUSLY WITH AND AS PART OF THE SAME TRANSACTION WITH THIS AGREEMENT. “THE PARTIES” SHALL ALSO INCLUDE INDIVIDUAL PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND/OR REPRESENTATIVES OF ANY PARTY TO THOSE DOCUMENTS, AND SHALL INCLUDE ANY OTHER OWNER AND HOLDER OF THE LOAN DOCUMENTS. (e) THE PARTIES SHALL HAVE THE RIGHT TO INVOKE SELF-HELP REMEDIES (SUCH AS SET-OFF, NOTIFICATION OF ACCOUNT DEBTORS, SEIZURE AND/OR FORECLOSURE OF COLLATERAL, AND NON-JUDICIAL SALE OF PERSONAL PROPERTY AND REAL PROPERTY COLLATERAL) BEFORE, DURING OR AFTER ANY ARBITRATION AND/OR PERFORMANCE, RECEIVER, INJUNCTION OR RESTRAINING ORDER, AND SEQUESTRATION) BEFORE OR AFTER ANY ARBITRATION. THE PARTIES NEED NOT AWAIT THE OUTCOME OF THE ARBITRATION BEFORE USING SELF-HELP REMEDIES. USE OF SELF-HELP OR ANCILLARY AND/OR PROVISIONAL JUDICIAL REMEDIES SHALL NOT OPERATE AS A WAIVER OF EITHER PARTY’S RIGHT TO COMPEL ARBITRATION. (f) THE PARTIES AGREE THAT ANY ACTION REGARDING ANY CONTROVERSY BETWEEN THE PARTIES SHALL EITHER BE

40 BROUGHT BY ARBITRATION, AS DESCRIBED HEREIN, OR BY JUDICIAL PROCEEDINGS, BUT SHALL NOT BE PURSUED SIMULTANEOUSLY IN DIFFERENT OR ALTERNATIVE FORUMS. A TIMELY WRITTEN NOTICE OF INTENT TO ARBITRATE PURSUANT TO THIS AGREEMENT STAYS AND/OR ABATES ANY AND ALL ACTION IN A TRIAL COURT, SAVE AND EXCEPT A HEARING ON A MOTION TO COMPEL ARBITRATION AND/OR THE ENTRY OF AN ORDER COMPELLING ARBITRATION AND STAYING AND/OR ABATING THE LITIGATION PENDING THE FILING OF THE FINAL AWARD OF THE ARBITRATORS. (g) ANY AGGRIEVED PARTY SHALL SERVE A WRITTEN NOTICE OF INTENT TO ARBITRATE TO ANY AND ALL OPPOSING PARTIES WITHIN 360 DAYS AFTER DISPUTE HAS ARISEN. A DISPUTE IS DEFINED TO HAVE ARISEN ONLY UPON RECEIPT OF SERVICE OF JUDICIAL PROCESS OR OF A COMPLAINT IN ARBITRATION. FAILURE TO SERVE A WRITTEN NOTICE OF INTENT TO ARBITRATE WITHIN THE TIME SPECIFIED ABOVE SHALL BE DEEMED A WAIVER OF THE AGGRIEVED PARTY’S RIGHT TO COMPEL ARBITRATION OF SUCH CLAIM. THE ISSUE OF WAIVER PURSUANT TO THIS AGREEMENT IS AN ARBITRABLE DISPUTE. (h) ACTIVE PARTICIPATION IN PENDING LITIGATION DURING THE 360 DAY NOTICE PERIOD, WHETHER AS PLAINTIFF OR DEFENDANT, IS NOT A WAIVER OF THE RIGHT TO COMPEL ARBITRATION. ALL DISCOVERY OBTAINED IN THE PENDING LITIGATION MAY BE USED IN ANY SUBSEQUENT ARBITRATION PROCEEDING. (i) THE PARTIES FURTHER AGREE THAT: (i) NO ARBITRATION PROCEEDING SHALL BE CERTIFIED AS A CLASS ACTION OR PROCEED AS A CLASS ACTION; AND (ii) NO ARBITRATION PROCEEDING HEREUNDER SHALL BE CONSOLIDATED WITH, OR JOINED IN ANY WAY WITH, ANY OTHER ARBITRATION PROCEEDING. (j) ANY ARBITRATOR SELECTED SHALL BE KNOWLEDGEABLE IN THE SUBJECT MATTER OF THE DISPUTE. EACH OF THE PARTIES SHALL PAY AN EQUAL SHARE OF THE ARBITRATION COSTS, FEES, EXPENSES AND OF THE ARBITRATORS’ FEES, COSTS AND EXPENSES. (k) ALL STATUTES OF LIMITATIONS WHICH WOULD OTHERWISE BE APPLICABLE SHALL APPLY TO ANY ARBITRATION PROCEEDING HEREUNDER AND THE COMMENCEMENT OF

41 ANY ARBITRATION PROCEEDING TOLLS SUCH LIMITATIONS. (l) IN ANY ARBITRATION PROCEEDING SUBJECT TO THIS PROVISION, THE ARBITRATORS, OR MAJORITY OF THEM, ARE SPECIFICALLY EMPOWERED TO DECIDE (BY DOCUMENTS ONLY, OR WITH A HEARING, AT THE ARBITRATORS’ SOLE DISCRETION) PRE-HEARING MOTIONS WHICH ARE SUBSTANTIALLY SIMILAR TO PRE-HEARING MOTIONS TO DISMISS AND MOTIONS FOR SUMMARY ADJUDICATION. (m) THIS ARBITRATION PROVISION SHALL SURVIVE ANY TERMINATION, AMENDMENT, OR EXPIRATION OF THE AGREEMENT IN WHICH THIS PROVISION IS CONTAINED, UNLESS ALL OF THE PARTIES OTHERWISE EXPRESSLY AGREE IN WRITING. (n) THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT EVIDENCES A TRANSACTION INVOLVING INTERSTATE COMMERCE IN THAT THE FUNDS WHICH MAY BE ADVANCED OR COMMITTED UNDER THIS AGREEMENT ARE DERIVED FROM INTERSTATE AND/OR INTERNATIONAL FINANCIAL MARKETS. THE FEDERAL ARBITRATION ACT SHALL GOVERN THE INTERPRETATION, ENFORCEMENT AND PROCEEDINGS PURSUANT TO THE ARBITRATION CLAUSE OF THIS NOTE. (o) THE ARBITRATORS, OR A MAJORITY OF THEM, SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY PURSUANT TO THE TERMS OF THE ARBITRATION CLAUSE OF THIS NOTE. (p) VENUE OF ANY ARBITRATION PROCEEDING HEREUNDER SHALL BE IN TARRANT COUNTY, TEXAS. 11.10 Loan Agreement Governs. This Loan Agreement, together with the other Loan Documents, comprise the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the terms of this Loan Agreement and any terms of any other Loan Document, the terms of this Loan Agreement will govern; provided, that the inclusion of supplemental rights or remedies in favor of Bank in any other Loan Document will not be deemed a conflict with this Loan Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and will be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. 11.11 Time of Essence. Time will be of the essence in this Loan Agreement.

42 11.12 Invalid Provisions. If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future Governmental Requirements, such provision will be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance. 11.13 Expenses of Bank. Borrower shall pay to Bank on demand: (a) all costs and expenses incurred by Bank in connection with the preparation, negotiation, execution and administration of this Loan Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, increases, and supplements thereof and thereto, including, without limitation, the fees and expenses of Bank’s legal counsel and professionals; (b) all costs and expenses incurred by Bank in connection with the enforcement, workout or restructure of this Loan Agreement or any other Loan Document, including, without limitation, the fees and expenses of Bank’s legal counsel and professionals; and (c) all other costs and expenses incurred by Bank in connection with this Loan Agreement or any other Loan Document, including, without limitation, all costs, expenses, taxes, assessments, filing fees and other charges levied by a Governmental Authority or otherwise payable in respect of this Loan Agreement or any other Loan Document. 11.14 INDEMNIFICATION OF BANK. BORROWER AND GUARANTOR HEREBY AGREE TO INDEMNIFY, DEFEND AND HOLD THE BANK AND ITS OFFICERS, AGENTS, DIRECTORS, EMPLOYEES AND COUNSEL (EACH AN “INDEMNIFIED PERSON”) HARMLESS FROM AND AGAINST ANY AND ALL LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY AND EXPENSE (INCLUDING INTEREST, PENALTIES, ATTORNEY’S FEES AND AMOUNT PAID IN SETTLEMENT) TO WHICH ANY INDEMNIFIED PERSON MAY BECOME SUBJECT, ARISING OUT OF OR BASED UPON THE LOAN, THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY AND ALL LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY OR EXPENSE RESULTING FROM THE BANK’S SOLE OR CONTRIBUTORY NEGLIGENCE, EXCEPT TO THE EXTENT ANY SUCH LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY OR EXPENSE IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PERSON. 11.15 Participation of the Loan. Borrower agrees that Bank may, at its option, sell interests in the Loan and its rights and remedies under this Loan Agreement to one or more financial institutions or other Person acceptable to Bank and, in connection with each such sale, Bank may disclose any financial and other information available to Bank concerning Borrower or any Obligated Party to each prospective purchaser. 11.16 Counterparts; Facsimile Documents and Signatures. This Loan Agreement may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, will be deemed to constitute one and the same instrument. For purposes of negotiating and finalizing this Loan Agreement, if this document or any document executed in connection with it is transmitted by facsimile machine, electronic mail or other

43 electronic transmission, it will be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine or electronic mail will be considered for all purposes as an original signature. Any such transmitted document will be considered to have the same binding legal effect as an original document. At the request of any party, any faxed or electronically transmitted document will be re-executed by each signatory party in an original form. 11.17 Imaging of Documents. Borrower understands and agrees that: (a) Bank’s document retention policy may involve the electronic imaging of executed Loan Documents and the destruction of the paper originals; and (b) Borrower waives any right that it may have to claim that the imaged copies of the Loan Documents are not originals. 11.18 No Oral Agreements. The term “WRITTEN AGREEMENT” will include this Loan Agreement, together with each and every other document relating to and/or securing the Obligations, regardless of the date of execution. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. 11.19 Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to or relating to this Loan Agreement or the Loan Documents except that disclosure of such information may be made: (a) to the subsidiaries or Affiliates of Bank in connection with their present or prospective business relations with Borrower; (b) to prospective transferees or purchasers of any interest in the Loans who have agreed to be bound by this Section 11.19; (c) by either Bank or Borrower as required by law, regulations, rule or order, subpoena, judicial order or similar order; (d) to Bank’s accountants, auditors and regulators as may be required in connection with the examination, audit or similar investigation of Bank; and (e) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (y) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (z) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information. [Signature Page Follows]

44 Executed effective as of the date first written above. BORROWER: APLD – RATTLESNAKE DEN I, LLC, a Delaware limited liability company By: Wesley Cummins, Manager By: David Rench, Manager GUARANTOR: APPLIED BLOCKCHAIN, INC., a Nevada corporation By: Wesley Cummins, Chief Executive Officer

45 BANK: VANTAGE BANK TEXAS, a Texas state bank By: James R. Luttrell, Executive Vice President

Exhibit “A” 1 of 1 EXHIBIT “A” Legal Description of the Land LEASEHOLD ESTATE ONLY as created and described in that certain Ground Lease dated April 13, 2022, by and between EDB, Ltd., a Texas Limited Liability Company, as Lessor, and APLD - Rattlesnake Den I LLC or its assigns, as Lessee, as evidenced by that certain Memorandum of Ground Lease, recorded under Clerk’s File No. ___________, of the Official Public Records of Glasscock County, Texas, and being over and across: FIELD NOTE DESCRIPTION OF A 50.00 ACRE TRACT OF LAND, SITUATED IN AND BEING OUT OF SECTION 11, BLOCK 34, TOWNSHIP 5 SOUTH, ABSTRACT 270, TEXAS AND PACIFIC RAILWAY COMPANY SURVEY, GLASSCOCK COUNTY, TEXAS, AND BEING OUT OF THAT SAME LAND AS CONVEYED IN A SPECIAL WARRANTY DEED RECORDED IN VOLUME 307 ON PAGE 634 OF THE DEED RECORDS OF SAID GLASSCOCK COUNTY, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS; BEGINNING AT N.(y): 10600710.85, E.(x): 1944710.27, A ONE HALF INCH IRON ROD WITH A RED PLASTIC CAP MARKED “MAVERICK FIRM #10194514” (RPC) SET ON THE WEST RIGHT-OF-WAY LINE OF RANCH TO MARKET ROAD 33, AS DEDICATED IN A DEED RECORDED IN VOLUME 59 ON PAGE 444 OF SAID DEED RECORDS, FROM WHICH A ONE AND ONE HALF INCH GALVANIZED IRON PIPE FOUND FOR THE NORTHEAST CORNER OF SECTION 1, SAID BLOCK AND TOWNSHIP, BEARS N.39°27'18"E., 11302.61 FEET AND A ONE INCH IRON PIPE BY A STONE MARKED “NW 25-K”, AT THE SOUTHEAST CORNER OF SECTION 23, SAID BLOCK AND TOWNSHIP BEARS S.29°25'41 "E., 14950.03 FEET, AND A ONE HALF INCH IRON ROD WITH AN ILLEGIBLE ORANGE PLASTIC CAP, AT OR NEAR THE NORTHEAST CORNER OF SAID SECTION 11, BEARS N.55°43'25"E., 4097.55 FEET, THIS BEING THE NORTHEAST CORNER HEREOF; THENCE S.05°22'26"E., ALONG SAID RIGHT-OF-WAY, 2183.45 FEET TO AN “RPC” SET FOR THE SOUTHEAST CORNER HEREOF; THENCE WEST, 1139.63 FEET TO AN “RPC” SET FOR THE SOUTHWEST CORNER HEREOF; THENCE N.01°52'09"E., 2175.00 FEET TO AN “RPC” SET FOR THE NORTHWEST CORNER HEREOF; THENCE EAST, 864.20 FEET TO THE POINT OF BEGINNING, CONTAINING 50.00 ACRES OF LAND.

Exhibit “B” 1 of 1 EXHIBIT “B” Approved Budget